SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 6, 2008 (November 1, 2008)

Tri-S Security Corporation

(Exact name of registrant as specified in its charter)

Georgia	0-51148	30-0016962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Royal Center One, 11675 Great Oaks Way, Suite 120, Alpharetta, Georgia 30022

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (678) 808-1540

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 5, 2008, Tri-S Security Corporation (the “Company”) and Select Contrarian Value Partners, L.P., a holder of a 10% Convertible Promissory Note issued by the Company (the “Existing Note”) and a beneficial owner of greater than 5% of the Company’s common stock (“Select Contrarian”), executed an amendment (the “Amendment”) to the Director Designation Agreement entered into between the same parties on October 16, 2008 (as amended, the “Agreement”). The Amendment reduces the number of persons Select Contrarian may designate to serve on the Company’s Board of Directors (the “Board”) from two (2) persons to one (1) person and gives Select Contrarian the right to appoint a person to serve as an observer to the Board. Pursuant to the Agreement, the Company has agreed to: (i) increase the size of the Board from four (4) to five (5) members; (ii) elect one (1) person designated by Select Contrarian to fill the vacancy created by such increase (the “Designee”) and slate the Designee in a director class in accordance with applicable law; (iii) give Select Contrarian the right to appoint the Designee to serve on each of the committees of the Board; (iv) use its reasonable efforts to cause the Board to continue to include the Designee on the Board until the Agreement terminates; and (v) give Select Contrarian the right to appoint one (1) person to attend and participate in all meetings of the Board in a non-voting, observer capacity (the “Observer”).

The Company is required to increase the size of the Board and elect the Designee to the Board no later than two (2) weeks after the Company’s receipt of notice from Select Contrarian of its Designee, subject to certain exceptions. Notwithstanding the foregoing, the Company is not required to make these changes to the Board unless the Designee: (i) is “independent” for purposes of the NASDAQ Stock Market listing standards; (ii) agrees to resign from the Board effective on the date on which the Agreement terminates; and (iii) submits to the Company a written notice to such effect in connection with the Designee’s election to the Board. In addition, the Company is not required to appoint the Designee to any Board committee unless the Designee possesses the qualifications to so serve as required by the NASDAQ Stock Market listing requirements, the rules and regulations of the Securities and Exchange Commission (the “SEC”), and the provisions of the applicable committee charter. Furthermore, the Observer appointed by Select Contrarian must agree, among other things, to hold in confidence and trust and to act in a fiduciary manner in accordance with applicable law with respect to all non-public information concerning the Company which is disclosed to the Observer or of which the Observer becomes aware.

The Designee and the Observer shall each be entitled to receive the same compensation package as the Company’s directors receive for their service on the Board.

The Agreement will become effective upon the occurrence of the exchange date set forth in the exchange offer contemplated by the Company’s tender offer statement on Schedule TO, initially filed with the SEC on August 20, 2008, as amended and supplemented (the “Exchange Offer”); provided, however, that Select Contrarian must tender its Existing Note in the Exchange Offer. The Agreement will terminate at such time as (i) the Company has satisfied its obligations to Select Contrarian under the new promissory note to be issued to it by the Company upon completion of the Exchange Offer or (ii) Select Contrarian no longer holds such new note, whichever is earlier.

Item 2.06	Material Impairments.

In connection with the preparation and review of the Company’s financial statements for the quarter ended September 30, 2008, the Company has concluded, in accordance with generally accepted accounting principles in the United States, that a significant non-cash impairment charge is required to be recorded for such quarter to reduce the carrying value of the goodwill associated with the Company’s wholly-owned subsidiary, The Cornwall Group, Inc. (“Cornwall”). As a result of the non-renewal of certain of Cornwall’s contracts during such quarter, the Company conducted an impairment evaluation that indicated that the estimated fair value of Cornwall’s goodwill is less than its carrying value. The Company estimates the pre-tax impairment charge to be approximately $4 million. The final charge will be determined following the completion of certain asset valuations and will be recorded and reported in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008. Prior to the adjustment relating to the charge, the carrying value of Cornwall’s goodwill was approximately $8.3 million. While the goodwill impairment charge will reduce the Company’s reported results under accounting principles generally accepted in the United States, it will be non-cash in nature and will not affect the Company’s liquidity, cash flow from operating activities or future operations.

Item 4.01.	Changes in the Registrant’s Certifying Accountant.

(a) Resignation of Previous Independent Accountant.

On November 1, 2008, Tauber & Balser, P.C. (“T&B”) resigned as the Company’s independent accountant. T&B recently entered into an agreement with Habif, Arogeti & Wynne, LLP (“HA&W”), pursuant to which T&B combined its operations into HA&W and certain of the T&B professional staff and shareholders joined HA&W, either as employees or partners of HA&W, and will continue to practice as members of HA&W.

The reports of T&B regarding the Company’s financial statements for the fiscal years ended December 31, 2007 and 2006 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended December 31, 2007 and 2006 and during the period from the end of the most recently completed fiscal year through November 1, 2008, the date of the T&B resignation, there were no disagreements between the Company and T&B on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of T&B, would have caused T&B to make reference to such disagreements in its reports. During the two most recent fiscal years and through November 1, 2008, there were no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided T&B with a copy of this Item 4.01 of this Current Report on Form 8-K prior to its filing with the SEC and requested that T&B furnish to the Company a letter addressed to the SEC stating whether it agrees with the above statements and, if it does not agree, the respects in which it does not agree. A copy of such letter, dated October 31, 2008, is filed as Exhibit 16.1 to this Current Report on Form 8-K and is incorporated herein by this reference.

(b) Engagement of New Independent Accountant.

On November 4, 2008, the Company engaged HA&W as its new independent accountant. Prior to engaging HA&W, the Company did not consult with HA&W regarding the application of accounting principles to a specific completed or contemplated transaction or regarding the type of opinion that might be rendered by HA&W on the Company’s financial statements, and HA&W did not provide any written or oral advice that was an important factor considered by the Company in reaching a decision as to any such accounting, auditing or financial reporting issue. The engagement of HA&W was approved by the Audit Committee of the Board of Directors of the Company.

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Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed in the Company’s Current Report on Form 8-K filed with the SEC on October 17, 2008, the Company and Ronald G. Farrell, the Company’s Chief Executive Officer, have agreed to amend his employment agreement as follows: (i) to reduce his annual salary by (a) 25% during the period from January 1, 2009 through June 30, 2009 and (b) 50% during the period from July 1, 2009 through June 30, 2010; and (ii) to grant to Mr. Farrell (a) 100,000 shares of the Company’s common stock on the date the amendment to his employment agreement is executed and (b) 81,406 shares of the Company’s common stock on January 1, 2009. Notwithstanding the foregoing, the reduction in Mr. Farrell’s annual salary shall not affect the calculation of bonus, severance or other amounts which Mr. Farrell is entitled to receive, and which are calculated with reference to Mr. Farrell’s “base salary”, under his employment agreement and such bonus, severance and other amounts will be calculated and made as if the reduction in Mr. Farrell’s annual salary had not occurred. The stock grants, if made, will be made pursuant and subject to the terms and conditions of the Company’s 2004 Stock Incentive Plan, as amended and restated (the “Incentive Plan”).

The Company and Mr. Farrell have further agreed that the stock grants will vest in a manner such that an aggregate of 10,000 shares will vest on the last day of each month during the period from January 1, 2009 through May 31, 2010, and the remaining unvested shares underlying the stock grants will vest on June 30, 2010. Notwithstanding the foregoing, if the Company experiences a “change in control” (as defined in the Incentive Plan), or if Mr. Farrell resigns, is terminated from his position, ceases to be the Company’s Chief Executive Officer or otherwise ceases to be employed by the Company, then all shares underlying the stock grants which have not vested by the end of the month in which such change in control occurs, or at the time of such resignation, termination or cessation, will be forfeited.

The amendment of Mr. Farrell’s employment agreement to effect the foregoing changes in his compensation shall be made promptly after the Exchange Offer is completed if Select Contrarian tenders its Existing Note in the Exchange Offer.

The information set forth in this Item 5.02 of this Current Report on Form 8-K supersedes the information previously disclosed in the Company’s Current Report on Form 8-K filed with the SEC on October 17, 2008.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired. None.

(b)	Pro Forma Financial Information. None.

(c)	Shell Company Transactions. None.

(d)	Exhibits.

16.1	Letter from Tauber & Balser, P.C., dated October 31, 2008.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

TRI-S SECURITY CORPORATION

By:	/s/ Nicolas V. Chater
Nicolas V. Chater, Chief Financial Officer

Dated: November 6, 2008

EXHIBIT INDEX

16.1	Letter from Tauber & Balser, P.C., dated October 31, 2008.